Exhibit 1(5)(b)

                    MUTUAL OF AMERICA LIFE INSURANCE COMPANY
              320 PARK AVENUE, NEW YORK, NY 10022 o (212) 224-1600

This rider is attached to and made part of the policy as of the Issue Date shown below.

In accordance with the provisions of this rider and of the policy to which it is attached, we will issue the policy in connection with a payroll deduction agreement between the policy owner and the Employer. The Employer is the group that employs the policy owner.

Upon written request at any time by the policy owner to the Employer and to us at our Processing Office, the payroll deduction agreement will be terminated. The policy owner may continue the policy at the same premium, subject to the requirements stated in the policy for owners remitting premiums directly to us.

As long as this rider is in force, the following provisions of the policy are changed as follows:

1. The Table of Guaranteed Insurance Rates Per $1,000 appearing in the Policy Specifications is replaced by the attached table.

2. In Section 16, the Misstatement of Age or Sex provision is changed to read:

      MISSTATEMENT OF AGE

      If the Insured's Age is misstated as shown in the Policy Specifications, then the Proceeds payable upon the insured's death will be that which would have been purchased by the most recent monthly deduction for the cost of insurance on the basis of the correct age.

3. Plan (B) Tables appearing in Section 17 are replaced by the attached table.

4.    The first paragraph of Section 18 is replaced by the following:

      For insurance provided prior to the Maturity Date, we use the 1980 Commissioners Standard Ordinary-B Mortality Table on an age last birthday basis with the appropriate increase for substandard risk. Interest at an effective rate of 3% compounded yearly is guaranteed. All premiums that we refer to in this policy are based on the insured's issue age and on the length of time since the Policy Date.

This rider executed at New York, N.Y. this         day of ______________________
in the year _____.


                                            MUTUAL OF AMERICA
                                            LIFE INSURANCE COMPANY


                                                         /s/Mary-Clare Swanke
                                                  -----------------------------
                                            Title:        Vice President

                 TABLE OF GUARANTEED INSURANCE RATES PER $1,000

       INSURED'S   MONTHLY     INSURED'S   MONTHLY     INSURED'S   MONTHLY
     ATTAINED AGE    RATE    ATTAINED AGE    RATE    ATTAINED AGE    RATE
           0         0.21         35         0.18         70         3.11
           1         0.09         36         0.19         71         3.41
           2         0.08         37         0.20         72         3.76
           3         0.08         38         0.22         73         4.15
           4         0.08         39         0.24         74         4.59
           5         0.08         40         0.26         75         5.06
           6         0.07         41         0.28         76         5.55
           7         0.07         42         0.30         77         6.06
           8         0.07         43         0.33         78         6.59
           9         0.07         44         0.35         79         7.17
          10         0.07         45         0.38         80         7.81
          11         0.07         46         0.41         81         8.53
          12         0.08         47         0.44         82         9.34
          13         0.09         48         0.48         83        10.25
          14         0.10         49         0.52         84        11.24
          15         0.11         50         0.56         85        12.27
          16         0.13         51         0.61         86        13.36
          17         0.14         52         0.66         87        14.48
          18         0.14         53         0.72         88        15.64
          19         0.15         54         0.79         89        16.85
          20         0.15         55         0.86         90        18.13
          21         0.15         56         0.93         91        19.52
          22         0.15         57         1.01         92        21.06
          23         0.15         58         1.09         93        22.90
          24         0.14         59         1.18         94        25.34
          25         0.14         60         1.29         95        28.96
          26         0.14         61         1.40         96        34.83
          27         0.14         62         1.53         97        44.95
          28         0.14         63         1.68         98        62.07
          29         0.14         64         1.84         99        83.33
          30         0.14         65         2.02
          31         0.15         66         2.21
          32         0.15         67         2.40
          33         0.16         68         2.62
          34         0.17         69         2.85

                                 PLAN (B) TABLE
           Monthly Installment for Each $1,000 Payable under Plan (B)

        Period Certain                                Period
                                                     Certain
   Age     10 Yrs.    20 Yrs.               Age       10 Yrs.  20 Yrs.
    11      $2.83      $2.83                 50        4.03     3.96
    12       2.84       2.84                 51        4.10     4.02
    13       2.86       2.85                 52        4.17     4.08
    14       2.87       2.87                 53        4.25     4.14
    15       2.88       2.88                 54        4.33     4.21
    16       2.90       2.90                 55        4.42     4.28
    17       2.91       2.91                 56        4.51     4.35
    18       2.93       2.93                 57        4.61     4.42
    19       2.95       2.94                 58        4.71     4.50
    20       2.96       2.96                 59        4.82     4.57
    21       2.98       2.98                 60        4.94     4.65
    22       3.00       2.99                 61        5.06     4.72
    23       3.02       3.01                 62        5.19     4.80
    24       3.04       3.03                 63        5.33     4.88
    25       3.06       3.05                 64        5.47     4.95
    26       3.08       3.07                 65        5.63     5.02
    27       3.10       3.10                 66        5.79     5.09
    28       3.12       3.12                 67        5.96     5.15
    29       3.15       3.14                 68        6.14     5.21
    30       3.17       3.17                 69        6.33     5.27
    31       3.20       3.19                 70        6.53     5.32
    32       3.23       3.22                 71        6.73     5.36
    33       3.26       3.25                 72        6.94     5.40
    34       3.29       3.28                 73        7.16     5.43
    35       3.32       3.31                 74        7.38     5.45
    36       3.35       3.34                 75        7.60     5.47
    37       3.39       3.37                 76        7.82     5.48
    38       3.42       3.41                 77        8.04     5.49
    39       3.46       3.44                 78        8.25     5.50
    40       3.50       3.48                 79        8.45     5.51
    41       3.54       3.52                 80        8.64     5.51
    42       3.59       3.56                 81        8.82     5.51
    43       3.63       3.60                 82        8.97     5.51
    44       3.68       3.65                 83        9.11     5.51
    45       3.73       3.69                 84        9.23     5.51
    46       3.78       3.74                 85        9.32     5.51
    47       3.84       3.79
    48       3.90       3.85
    49       3.96       3.90

Ages younger than 11 are the same as shown for age 11, and ages older than 85 are the same as shown for age 85.